                                                                    EXHIBIT 21.1

ANC RENTAL CORPORATION LIST OF SUBSIDIARIES

Alamo - CC Rauls Autovermietung-Verwaltungs GmbH (f/k/a CC Autohansa GmbH & Co. K.G.)

Alamo Financing, L.L.C.

Alamo Financing, L.P.

Alamo International Sales, Inc.

Alamo Rent-A-Car (Canada), Inc.

Alamo Rent-A-Car (Vienna) GmbH

Alamo Rent-A-Car Locadora De Automoveis LTDA

Alamo Rent-A-Car Management, LP [f/k/a ARC Management, LP]

Alamo Rent-A-Car, LLC

ANC Aviation, Inc.

ANC Collector Corporation

ANC Financial Corporation

ANC Financial GP Corporation

ANC Financial Properties LLC

ANC Financial, LP

ANC-GP, Inc.

ANC Handels GmbH & Co. KG

ANC Information Technology Holding, Inc.

ANC Information Technology, Inc. [f/k/a Snappy Funding Corporation]

ANC Information Technology, LP [f/k/a Snappy Funding LP]

ANC IT Collector Corporation

ANC Management Services Corporation

ANC Management Services, LP

ANC Marketing Services Middle East Limited [f/k/a Republic Marketing Services Middle East Ltd.]

ANC Payroll Administration, LLC

ANC Rental (Europe) [f/k/a Republic Industries (Europe) ]

ANC Rental Corporation (Franchising) Limited [f/k/a Republic Industries Automotive Rental Group]

ANC Rental Corporation (Group) PLC [f/k/a Republic Industries (UK) PLC]

ANC Rental Corporation (Holdings) Limited [f/k/a Alamo Rent-A-Car (UK) Ltd]

ANC Rental Corporation (Insurances) Limited [f/k/a Republic Industries Automotive Rental Group Insurances]

ANC Rental Corporation (Properties) Limited [f/k/a Republic Industries (Properties) Limited]

ANC Rental Corporation (UK) Limited [f/k/a National Car Rental Ltd.]

ANC Rental Corporation Limited [f/k/a Republic Industries (Holdings) PLC]

ANC Rental Funding Corp. [f/k/a Republic Industries Funding Corp.]

ANC Rental Pension Scheme Trustees Limited [f/k/a Republic Industries Pension Scheme Trustees Limited]

ANC-TM Management, LP

ARC-GP, Inc.

ARC-TM Properties LLC

ARC-TM, Inc.

ARG Funding Corp.

ARG Funding Corp. II

ARG Reservation Services, LLC

ARI Fleet Services, Inc.

Auto Rental, Inc.

Car Rental Claims, Inc.

CarTemps Financing, LLC

CarTemps Financing, L.P.

Claims Management Center, Inc.

Consolidated Shuttle Services 2, Inc.

Co-Operatieve Vereniging "Main" 2000 UA

Diplema 272 Limited

Diplema 274 Limited

Diplema Spain SA

Ganymed 196 GmbH

Ganymed 197 Gmbh

Ganymed Autovermietung GmbH & Co KG

Guy Salmon USA, Inc.

International Automotive Group Insurance Company, Ltd.

Liability Management Companies Holding, Inc. [f/k/a Republic Security Companies Holding Co.]

National Car Rental (Australia) Pty Ltd. (Joint Venture)

National Car Rental (Canada), Inc.

National Car Rental (Germany) GmbH

National Car Rental do Brasil Empreendimentos Ltda

National Car Rental Financing Corporation

National Car Rental Financing Limited Partnership

National Car Rental Hawaii Partnership

National Car Rental Hong Kong Limited

National Car Rental Licensing, Inc.

National Car Rental System (Canada), Inc.

National Car Rental System (New Zealand) Limited

National Car Rental System, Inc.

NCR Affiliate Service Properties LLC

NCR Affiliate Servicer, Inc.

NCRAS Management, LP

NCRAS-GP, Inc.

NCRS Insurance Agency, Inc.

NT Limited Partnership

Post Retirement Liability Management, Inc.

Provincial Assesors Ltd.

Provincial Securities, Ltd.

Rental Liability Management Holdings, LLC

Rental Liability Management, Inc. [f/k/a Absolute Systems, Inc.]

Republic Fiduciary, Inc.

Republic Guy Salmon Partner, Inc.

Republic Industries (German Holding) GmbH

Republic Industries (Holdings) PLC

Republic Industries Automotive Rental Group (Belgium), Inc. [f/k/a Alamo Rent-A-Car (Belgium), Inc.]

Republic Industries Automotive Rental Group (Holland) BV

Republic Industries Automotive Rental Group (Switzerland) AG

Republic Industries Automotive Rental Group Insurances Ltd.

Republic Industries Autovermietung GmbH

Republic Industries Fuhrpark Leasing GmbH [f/k/a Autohansa Fuhrpark Services
GmbH]

Republic Industries Funding Corp.

Republic Marketing Services Middle East Ltd.

Snappy Fleet Finance Corporation

Snappy Funding Corp.

Snappy Funding L.P.

Spirit Leasing, Inc. (f/k/a Spirit Renting & Leasing, Inc.)

Spirit Rent-A-Car, Inc. (d/b/a Alamo)

Spirit Rent-A-Car, Inc. (d/b/a CarTemps USA)

SRAC Management, LP

SRAC-GP, Inc.

SRAC-TM, Inc.